EXHIBIT 10.9

                                    FORM OF

                         PROXY TO VOTE CORPORATE SHARES

     BE IT KNOWN, that the undersigned, Alpha Engines Corporation, a Delaware
Corporation, is the owner of 9,500,000 shares of voting common stock of Turbine
Truck Engines, Inc., a Delaware Corporation, does hereby grant to Michael Rouse a proxy and appoint him attorney-in-fact to vote on behalf of the undersigned
9,500,000 shares of said stock at any future general or special meeting of the stockholders of Turbine Truck Engines, Inc., and said Michael Rouse is entitled to attend said meetings and act on behalf and vote said shares personally or through mail proxy, all to the same extent as if Alpha Engines Corporation voted said shares.
     During the pendency of this proxy, all rights to vote said shares shall be held by Michael Rouse with full power of substitution or revocation, provided the undersigned may revoke this proxy at any time, upon written notice of termination by certified mail, return receipt, to both Michael Rouse and to
Turbine Truck Engines, Inc.
     This agreement shall be binding upon and inure to the benefit of the parties, their successors, assigns and personal representatives.
     IN WITNESS WHEREOF, Alpha Engines Corporation has executed this proxy this
1st day of October, 2002.

Accepted:

/s/ Michael Rouse                       /s/ Robert L. Scragg
    Michael Rouse, Proxyholder          By: Robert L. Scragg, President
                                        Alpha Engines Corporation, Stockholder

/s/ Jennifer Walls                      /s/ Jennifer Walls
    Witness                                 Witness